UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

Fresh Choice, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2004

Dear Stockholder:

This year’s Annual Meeting of Stockholders will be held on Wednesday, May 5, 2004 at 2:00 p.m. Pacific Daylight Time at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

It is important that you take this opportunity to take part in the affairs of Fresh Choice, Inc. by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and voting upon, the matters before our stockholders are important.

A copy of the Fresh Choice, Inc. Annual Report for the fiscal year ended December 28, 2003 (which includes our Annual Report on Form 10-K) is also enclosed for your information.

The Board of Directors and Management look forward to seeing you at the annual meeting.

Very truly yours,

Everett F. Jefferson
President and Chief Executive Officer

485 Cochrane Circle
Morgan Hill, CA 95037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2004

Dear Stockholder:

You are invited to attend the Annual Meeting of the Stockholders of Fresh Choice, Inc. (the “Company”), which will be held on Wednesday, May 5, 2004 at 2:00 p.m. Pacific Daylight Time at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054, for the following purposes:

1.	To elect two (2) Class III directors to hold office for a three-year term and until their respective successors are elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent accountants for the fiscal year ending December 26, 2004.

3.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 15, 2004 are entitled to notice of and to vote at this meeting and any adjournments thereof. For ten (10) days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company located at 485 Cochrane Circle, Morgan Hill, CA 95037.

By order of the Board of Directors,

JOAN M. MILLER
Secretary

Morgan Hill, California
March 25, 2004

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage prepaid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

i

Proxy Statement for Annual Meeting of Stockholders

FRESH CHOICE, INC.
485 Cochrane Circle
Morgan Hill, California 95037

The accompanying proxy is solicited by the Board of Directors of Fresh Choice, Inc., a Delaware corporation (“Fresh Choice” or the “Company”), for use at the Annual Meeting of Stockholders to be held May 5, 2004 and any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is March 25, 2004, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

Annual Report.  An annual report for the fiscal year ended December 28, 2003 is enclosed with this Proxy Statement.

Voting Securities.  Only stockholders of record as of the close of business on March 15, 2004 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 6,017,190 shares of Common Stock of the Company, par value $.001 per share, issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Stockholders may vote in person or by proxy. The Company’s bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against abstentions and “broker non-votes” will each be counted as present for the purposes of determining the presence of a quorum.

Broker Non-Votes.  A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of independent auditors. Non-routine matters generally include the election of directors when thee is a solicitation of proxies for nominees proposed by a shareholder and approval of equity compensation plans.

Solicitation of Proxies.  The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks, brokers and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies.  All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivering to the Secretary of the Company a written instrument revoking the proxy, or a duly-executed proxy with a later date, or by attending the meeting and voting in person.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information, as of March 12, 2004 with respect to the beneficial ownership of the Company’s Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company; (ii) each director and director-nominee of the Company; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all executive officers and directors of the Company as a group.

Except as otherwise indicated, the address of each beneficial owner is c/o Fresh Choice, Inc., 485 Cochrane Circle, Morgan Hill, California 95037.

	Shares of Common Stock Owned(1)
Name and Address of Beneficial Owners	Number of Shares		Percentage of Class
Crescent Real Estate Equities Limited Partnership 777 Main Street, Suite 2100 Fort Worth, TX 76102	1,684,306	(2)	23.4
Richard E. Rainwater 777 Main Street, Suite 2250 Fort Worth, TX 76102	496,400	(3)	8.3
Yong Ping Duan and Xin Liu 362 W. Garvey Ave. Monterey Park, CA 91754	1,043,000	(4)	17.3
Officers and Directors
Charles A. Lynch	76,311	(5)	1.3
Everett F. Jefferson	493,935	(6)	7.7
Charles L. Boppell	19,473	(7)	*
Vern O. Curtis	27,382	(8)	*
Yong Ping Duan	1,043,000	(4)	17.3
Carl R. Hays	32,108	(9)	*
Barry E. Krantz	24,473	(10)	*
David E. Pertl	136,631	(11)	2.2
Tim G. O’Shea	93,797	(12)	1.5
Joan M. Miller	73,782	(13)	1.2
Tina E. Freedman	96,410	(14)	1.6
Executive officers and directors as a group (11 persons)	2,117,302	(15)	30.8

*	Less than 1%

[1]	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 6,017,190 shares of Common Stock outstanding on March 12, 2004.

[2]	Includes (i) 1,187,906 shares of Series B Non-Voting Participating Convertible Preferred Stock (“Series B Preferred Stock”) and (ii) 496,400 shares subject to an option to purchase the Common Stock presently owned by Mr. Richard E. Rainwater. Does not include (i) 1,187,906 shares of Series A Voting Participating Convertible Preferred Stock (“Series A Preferred Stock”) that may be acquired at any time upon conversion of Series B Preferred Stock, because Series B Preferred Stock is included. After conversion of any shares of Series B Preferred Stock into Series A Voting Participating Convertible Preferred Stock (the “Series A Preferred Stock”), the holders of Series A Preferred Stock have the right to elect a majority of the Board. The holder of the Series B Preferred Stock has entered into a letter agreement waiving this right until the date that the holder elects to sell, transfer, convey or otherwise dispose of all its shares.

[3]	Does not include shares of Preferred Stock of the Company held by Crescent Real Estate Equities Limited Partnership. Mr. Rainwater is the Chairman of the Board of, and holds a significant equity interest in, Crescent Real Estate Equities Company, a real estate investment trust which holds an approximate 84% limited partnership interest and indirectly holds a 1% general partnership interest in Crescent Real Estate Equities Limited Partnership.

[4]	Based on a Schedule 13D filed by Yong Ping Duan (“Duan”) and Xin Liu (“Liu”) with the Securities and Exchange Commission on June 23, 2003. Duan and Liu have sole voting and dispositive power over the securities.

[5]	Includes 64,672 shares subject to stock options exercisable within 60 days of March 12, 2004.

[6]	Includes (i) 425,935 shares subject to stock options exercisable within 60 days of March 12, 2004, (ii) 10,400 shares held in an Individual Retirement Account and (iii) 57,600 shares held by Everett F. Jefferson and Earlene Jefferson Trustees FBO The Jefferson Family Revocable Trust.

[7]	Includes 19,473 shares subject to stock options exercisable within 60 days of March 12, 2004.

[8]	Includes 25,382 shares subject to stock options exercisable within 60 days of March 12, 2004.

[9]	Includes 28,454 shares subject to stock options exercisable within 60 days of March 12, 2004.

[10]	Includes 19,473 shares subject to stock options exercisable within 60 days of March 12, 2004.

[11]	Includes (i) 85,624 shares subject to stock options exercisable within 60 days of March 12, 2004, (ii) 7,000 shares held in an Individual Retirement Account and (iii) 44,007 shares held by David E. Pertl and Judy A. Pertl Trustees FBO The Pertl Family Trust.

[12]	Includes 71,666 shares subject to stock options exercisable within 60 days of March 12, 2004.

[13]	Includes 60,083 shares subject to stock options exercisable within 60 days of March 12, 2004.

[14]	Includes 59,603 shares subject to stock options exercisable within 60 days of March 12, 2004.

[15]	Includes an aggregate of 860,365 shares subject to stock options held by all current executive officers and directors as a group exercisable within 60 days of March 12, 2004.

	Shares of Preferred Stock Owned(1)
	Series A			Series B
Name and Address of Beneficial Owners	Number of Shares		Percentage of Class	Number of Shares		Percentage of Class
Crescent Real Estate Equities
Limited Partnership 777 Main Street, Suite 2100 Fort Worth, TX 76102	1,187,906	(2)	100%	1,187,906	(3)	100%

[1]	No shares of Preferred Stock except those listed in the table below are outstanding or may become outstanding within 60 days of March 12, 2004 and no one listed in the table above covering the Company’s Common Stock has any rights to beneficially acquire such Preferred Stock.

[2]	Represents 1,187,906 shares of Series B Preferred Stock that may be converted into Series A Preferred Stock at any time at the option of the holder. Series A Preferred Stock may be converted into Common Stock at any time at the option of the holder. After conversion of any shares of Series B Preferred Stock into Series A Voting Participating Convertible Preferred Stock (the “Series A Preferred Stock”), the holders of Series A Preferred Stock have the right to elect a majority of the Board. The holder has entered into a letter agreement waiving this right until the date that the holder elects to sell, transfer, convey or otherwise dispose of all its shares.

[3]	Series B Preferred Stock is non-voting, but may be converted into Series A Preferred Stock or Common Stock at any time at the option of the holder. The holder has entered into a letter agreement waiving this right until the date that the holder elects to sell, transfer, convey or otherwise dispose of all its shares. See also footnote 2 above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company has a classified Board of Directors consisting of two Class I directors (Vern O. Curtis and Charles L. Boppell), three Class II directors (Yong Ping Duan, Carl R. Hays and Charles A. Lynch), and two Class III directors (Everett F. Jefferson and Barry E. Krantz), who will serve until the annual meetings of Stockholders to be held in 2005, 2006 and 2004, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire on the annual meeting dates.

The terms of the Class III directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class III directors at the meeting. Management’s nominees for election at the Annual Meeting of Stockholders to Class III of the Board of Directors are Everett F. Jefferson and Barry E. Krantz. If elected, the nominees will serve as directors until the Company’s annual meeting of stockholders in 2007, and until their successors are elected and qualified. If either nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

Of the two Class III nominees, our Board of Directors deems Barry E. Krantz to be an “independent director” under Rule 4200(a)(15) of the Nasdaq Stock Market.

If a quorum is present and voting, the two nominees for Class III director receiving the highest number of votes will be elected as Class III directors. Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE NOMINEES LISTED ABOVE.

The table below sets forth, for the current directors, including the Class III nominees to be elected at this meeting, certain information with respect to age and background:

Name	Age	Positions with the Company	Director Since
Class I directors whose terms expire at the 2005 Annual Meeting of Stockholders:
Vern O. Curtis	69	Director	1996
Charles L. Boppell	62	Director	1998
Class II directors whose terms expire at the 2006 Annual Meeting of Stockholders:
Yong Ping Duan	43	Director	2003
Carl R. Hays	66	Director	1989
Charles A. Lynch	76	Chairman of the Board of the Company since March 1995; Director	1989
Class III directors nominated for election at the 2004 Annual Meeting of Stockholders:
Barry E. Krantz	59	Director	1998
Everett F. Jefferson	65	President and Chief Executive Officer of the Company; Director	1997

Our Board of Directors deems all the foregoing directors to be “independent directors” under Rule 4200(a)(15) of the Nasdaq Stock Market except Everett F. Jefferson.

Vern O. Curtis has served as a director of the Company since April 1996. Since June 1991, Mr. Curtis has been self-employed as an investor. Mr. Curtis devoted three years between June 1992 and June 1995 to full-time service for the Church of Jesus Christ of Latter-day Saints. From August 1988 to June 1991, Mr. Curtis was Dean of the School of Business and Economics of Chapman College, a liberal arts college in Orange, California. From 1968 to January 1987, Mr. Curtis served in various executive positions with Denny’s, Inc., a diversified restaurant company with over 1,900 units, including serving as President and Chief Executive Officer from 1980 to 1987 and Chairman of the Board from 1985 to 1987. He currently serves on the Board of Directors of PIMCO Mutual Funds, a group of mutual funds that primarily manages fixed income securities; PIMCO Commercial Mortgage Security Trust, Inc., a closed-end fund specializing in investment in commercial mortgage backed securities; PIMCO Variable Insurance Trusts; and PS Business Parks, Inc., a real estate investment trust company.

Charles L. Boppell has served as a director of the Company since March 1998. Mr. Boppell has served as the President and Chief Executive Officer of Worldwide Restaurant Concepts, Inc. (“Worldwide”) since March 1999. Prior to his employment with Worldwide, Mr. Boppell served as the President and Chief Executive Officer of La Salsa Holding Co. (“La Salsa”) from November 1993 to March 1999. Mr. Boppell also served as President and Chief Executive Officer of Godfather Pizza from 1984 to 1985. In 1989, while serving as a Director of Hudson’s Grill America, Inc., Mr. Boppell was chosen to serve as Chief Executive Officer during that company’s reorganization. Mr. Boppell was with Taco Bell from 1981 to 1984 serving as Vice President of Operations, and then as President. At Pizza Hut, a division of PepsiCo, Mr. Boppell served from 1977 to 1981 as Western Division Vice President and later advanced to become the Senior Vice President of Operations. From 1965 to 1977, Mr. Boppell held various positions with Saga Corporation, a contract food services company, including College Account Manager, Regional Vice President Sales, District Manager and Vice President General Manager of Saga Food Systems. Mr. Boppell currently serves as a Director of Worldwide and Ventura Toyota-Boppell Wintringham Inc. Mr. Boppell serves as Chairman of the Board for his alma mater, Whitworth College in Spokane, Washington.

Yong Ping Duan has served as a director of the Company since October 2003. Mr. Duan has been Chairman of the Board of BBK Electronics, Ltd, a private electronics manufacturer in China, from 1996 to the present.

Carl R. Hays has served as a director of the Company since March 1989. Mr. Hays has been a franchisee of Outback Steakhouse in Northern California since January 1993. From November 1989 to January 1993, Mr. Hays was the Chief Operating Officer of Al Copeland Enterprises, the parent company of Popeye’s Famous Fried Chicken and Church’s Fried Chicken.

Charles A. Lynch has served as Chairman of the Board since March 1995, and has served as a director of the Company since April 1989. Mr. Lynch was an executive officer of the Company from March 1995 until he resigned as an executive officer in March 1998. Mr. Lynch also served as the Chief Executive Officer of the Company from May 1995 to November 1995. Mr. Lynch served as Chairman and Chief Executive Officer of La Salsa from February 1999 until June 1999 and as Chairman of the Board of Regent Pacific Management Corporation from July 1998 until October 1999. Since October 1999, Mr. Lynch has been the Chairman of Market Value Partners Company, an investment firm, which position he also held from July 1989 to March 1995. From March 1998 to June 1998, Mr. Lynch served as Chairman and Chief Executive Officer of Arrowhead Mills, Inc. From July 1988 to June 1989, he was the President and Chief Executive Officer of Levolor Corporation, a manufacturer of window coverings. From September 1986 to June 1988, he was the Chairman and Chief Executive Officer of DHL Airways, Inc., a provider of express courier service. From 1978 to 1986, Mr. Lynch was the Chairman of the Board and Chief Executive Officer of Saga Corporation, a diversified restaurant and food services company. Mr. Lynch is also a Director of Spectrum Organic Products, Inc.

Barry E. Krantz has served as a director of the Company since March 1998. From August 1995 to the present, Mr. Krantz has been self-employed serving on the Board of Directors of and/or consulting with several of the major restaurant chains in the United States and internationally. Mr. Krantz has spent more than 20 years in various executive positions within the foodservice industry. From January 1994 to August 1995, Mr. Krantz served as President and Chief Operating Officer of Family Restaurants, Inc., a $1.2 billion company that owned and operated the El Torito, Chi-Chi’s, Reuben’s, Charley Brown’s, Coco’s, Carrows and jojos chains. From March 1993 to January 1994, Mr. Krantz served as the Chief Operating Officer for Restaurant Enterprises Group, and served as President of its Family Restaurant Division from January 1989 to January 1994. From January 1979 to January 1987, Mr. Krantz was the Senior Vice President of Marketing and Concept Development for Denny’s Restaurants. Mr. Krantz received a Bachelor of Arts degree from the University of Pennsylvania and a Masters in Business Administration from the Stanford University Graduate School of Business. Before starting a career in the food service industry, Mr. Krantz held a variety of product management positions at General Foods Corporation and senior account management positions at several major advertising agencies. Mr. Krantz is also a Director of Worldwide Restaurant Concepts, Inc.

Everett F. Jefferson was elected President and Chief Executive Officer and a director of the Company in February 1997. From June 1996 to February 1997 Mr. Jefferson was an independent consultant. From June 1993 to June 1996, Mr. Jefferson was President and Chief Executive Officer of Cucina Holdings, Inc., the operator of Java City coffee and bakery. From March 1990 to June 1993, he was an independent consultant and independent restaurant operator. From May 1987 to March 1990, Mr. Jefferson served as President and Chief Executive Officer of Skipper’s, Inc. From May 1986 to April 1987, Mr. Jefferson served as President of Kings Table, Inc. Earlier in his career, Mr. Jefferson was with Pizza Hut, Inc. for five years, including three years as Senior Vice President of operations, and was with Saga Corporation for 10 years, including two years as Regional Director of the Southeast and Caribbean.

Board Meetings and Committees

During the fiscal year ended December 28, 2003, the Board held seven meetings. All directors, except Mr. Duan, attended at least 85% of such meetings of the Board. Mr. Duan joined the Board in October 2003 and attended 100% of meetings held thereafter.

The Company has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The functions of the Audit Committee are set forth in a written charter adopted by our Board of Directors that is attached to this proxy statement as Appendix A. These functions include reviewing and reporting to the Board of Directors upon (i) the financial reports and other financial information provided by us to any governmental body or to the public, (ii) our systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and (iii) our auditing, accounting and financial reporting processes in general. In addition, the Audit Committee serves as an independent and objective party to monitor our financial reporting process and internal control systems, reviews and appraises the audit efforts and independence of our auditors, and provides an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors. The Audit Committee consists of three non-employee directors of the Company, Messrs. Boppell, Curtis and Krantz. The Audit Committee held five meetings during the fiscal year ended December 28, 2003. In the opinion of our Board of Directors, Mr.Curtis is qualified as an “Audit Committee Financial Expert” as defined in the rules of the Securities and Exchange Commission. For additional information concerning the Audit Committee, see “AUDIT COMMITTEE REPORT.”

The function of the Compensation Committee is to review and recommend executive compensation, including officer salary levels, incentive compensation programs, and stock option grants. The Compensation Committee consists of three non-employee directors of the Company, Messrs. Hays,

Curtis and Krantz. The Compensation Committee held one meeting during the fiscal year ended December 28, 2003. For additional information concerning the Compensation Committee, see “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.”

The charter of the Nominating and Governance Committee is attached to this Proxy Statement as Appendix B. The Nominating and Governance Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the Board of Directors and oversees the regular evaluation of our directors and management. The Nominating and Governance Committee consists of four non-employee directors of the Company, Messrs. Lynch, Boppell, Duan and Hays. The Nominating and Governance Committee met once during the fiscal year ended December 28, 2003.

Each of the members of the Audit, Compensation and Nominating and Governance Committees are “independent” under Rule 4200(a)(15) of the Nasdaq Stock Market, and each of the members of the Audit Committee meets the heightened criteria for independence applicable to members of audit committees under Rule 4350(d)(2)(A) of the Nasdaq Stock Market.

The Company has posted copies of the Audit and Nominating and Governance Committees’ charters on the Company’s internet website at the internet address: http://www.freshchoice.com. Copies of the Audit and Nominating and Governance Committees’ charters may be obtained free of charge from the Company’s website at the above internet address.

Director Nominations

Nominations of candidates for election as directors may be made by the Board of Directors or by stockholders. The Nominating and Governance Committee is responsible for, among other things, the selection and recommendation to the Board of Directors of nominees for election as directors.

Stockholders may nominate candidates for election as directors if they follow the procedures and conform to the deadlines specified in our Bylaws. The complete description of the requirements for shareholder nomination of director candidates is contained in the Bylaws. In summary, assuming (i) we held an annual meeting the previous year and (ii) the date of the next meeting is within 30 days of the date of the meeting for the previous year, a stockholder desiring to nominate one or more candidates for election at the next annual meeting must submit written notice of such nomination to the Corporate Secretary at least 120 days in advance of the anniversary of the date that we released our proxy statement in connection with the annual meeting held in the previous year. That deadline for submission of any director nominations by stockholders for the next annual meeting is also set forth in the Proxy Statement for each annual meeting.

Stockholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

•	the stockholder’s name and address;

•	a representation that the stockholder is a stockholder of record on the date of the nomination;

•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

•	any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC’s proxy rules; and

•	the consent of each nominee to serve as a director if so elected.

The Board of Directors has not determined whether it needs to adopt any formal policies with respect to the consideration by the Nominating and Governance Committee of recommendations by stockholders of director candidates. Evaluation of any such recommendations is the responsibility of the Nominating and Governance Committee under its charter. In the event of any stockholder recommendations, the Nominating and Governance Committee would evaluate the person recommended in the same manner as other persons considered by that committee. After reviewing the materials submitted by a stockholder, if the Nominating and Governance Committee believes that the person merits additional consideration, the Committee (or individual members) would interview the potential nominee and conduct appropriate reference checks. The Nominating and Governance Committee would then determine whether to recommend to the Board of Directors that the Board nominate and recommend election of such person at the next annual meeting. Stockholders may submit in writing recommendations for consideration by the Nominating and Governance Committee to the attention of our Corporate Secretary at 485 Cochrane Circle, Morgan Hill, CA 95037. Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the stockholder wants the Nominating and Governance Committee to consider.

In evaluating potential director nominees, the Nominating and Governance Committee considers the following factors:

•	commitment to ethical conduct as evidenced through the person’s business associations, service as a director or executive officer of other organizations, and/or education;

•	objective perspective and mature judgment developed through business experiences and/or educational endeavors;

•	the candidate’s ability to work with other members of the Board of Directors and management to further our goals and increase stockholder value;

•	the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;

•	demonstrated experience at policy making levels in various organizations and in areas that are relevant to our activities; and

•	the skills and experience of the potential nominee in relation to the capabilities already present on the Board of Directors.

The Nominating and Governance Committee’s goal is to recommend candidates for the Board of Directors that bring a variety of perspectives and skills derived from high quality business and professional experience. At the same time, the Nominating and Governance Committee and the entire Board of Directors recognize that larger numbers of directors create additional challenges and expense and believe that the current right size for our Board of Directors is approximately seven members.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board of Directors should meet the definition of “independent director” under the rules of the Nasdaq Stock Market. The Nominating and Governance Committee has also generally felt it was appropriate for the CEO to participate as a member of the Board of Directors.

If any member of the Board of Directors is not interested in continuing to serve or if the Board of Directors determines that there is a need for directors with different skills or perspectives, the members of the Board of Directors are polled to determine if they know of potential candidates meeting these criteria. We have not required the services of third parties to identify potential nominees, although we reserve the right to retain a search firm in the future, if necessary. We typically engage a third party to perform a background check, using publicly available information, to determine whether a new candidate for election as director has any issues that should be considered in the Board of Directors’ evaluation of his or her candidacy.

Prior to 120 days in advance of the date of the Proxy Statement for last year’s annual meeting, we did not receive any recommendations from stockholders for potential director candidates.

Communications with the Board of Directors

Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board) at the following address and fax number:

Name of the Director(s)
c/o Corporate Secretary
Fresh Choice, Inc.
485 Cochrane Circle
Morgan Hill, CA 95037
Fax: (408) 776-0788

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a Committee, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our outside Legal Counsel.

We do not have a formal policy regarding attendance by members of the Board of Directors at our Annual Meeting of Stockholders, but strongly encourage directors to attend. We make every effort to schedule our Annual Meeting of Stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. To facilitate attendance and reduce travel costs, we generally schedule our Annual Meeting to occur immediately after a periodic meeting of the Board of Directors. Of the six directors then in office, five attended the 2003 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer of the Company and the four other most highly-compensated executive officers of the Company as of December 28, 2003, whose total salary and incentive compensation for the fiscal year ended December 28, 2003 exceeded $100,000 for services in all capacities to the Company. The following table also sets forth the total salary and incentive compensation for each of such executive officers for the fiscal years ended December 29, 2002 and December 30, 2001.

SUMMARY COMPENSATION TABLE

						Long Term Compensation
						Awards
		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual		Securities Underlying Options	All Other Compensation
Everett F. Jefferson	2003	$266,281	$0	$18,000	(1)	0	$1,114	(2)
President and Chief	2002	$286,488	$0	$17,080	(3)	15,000	$396	(2)
Executive Officer; Director	2001	$281,926	$30,000	$12,000	(1)	100,000	$381	(2)

Tim G. O’Shea	2003	$181,384	$0	$18,000	(1)	0	$377	(2)
Executive Vice President,	2002	$163,864	$0	$13,900	(1)	38,000	$258	(2)
Chief Operating Officer	2001	$158,576	$0	$12,000	(1)	0	$133	(2)
and Assistant Secretary

David E. Pertl	2003	$172,894	$0	$14,104	(1)	0	$202	(2)
Senior Vice President,	2002	$181,439	$0	$12,872	(1)	16,000	$138	(2)
Chief Financial Officer	2001	$174,515	$0	$11,864	(1)	0	$87	(2)
and Treasurer

Joan M. Miller	2003	$112,704	$0	$13,071	(1)	0	$182	(2)
Senior Vice President,	2002	$116,680	$0	$12,541	(1)	18,000	$138	(2)
Human Resources and	2001	$112,604	$0	$10,189	(1)	0	$87	(2)
Corporate Secretary

Tina E. Freedman	2003	$106,288	$0	$14,140	(1)	0	$76	(2)
Senior Vice President,	2002	$112,509	$0	$13,600	(1)	17,000	$60	(2)
Product Development and	2001	$108,461	$0	$12,000	(1)	0	$58	(2)
Purchasing

[1]	Represents car allowance.

[2]	Represents life insurance premium payments.

[3]	Represents car allowance and reimbursement of personal flights per employment agreement.

The following table provides the specified information concerning exercises of options to purchase common stock in the fiscal year ended December 28, 2003 and unexercised options held as of December 28, 2003, by the persons named in the Summary Compensation Table:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES(1)

	Number of Unexercised Options at 12/28/03		Value of Unexercised In-the-Money Options at 12/28/03(1),(2)
Name	Exercisable(3)	Unexercisable	Exercisable(3)	Unexercisable
Everett F. Jefferson	410,622	59,378	$0	$0
Tim G. O’Shea	67,352	27,648	$315	$0
David E. Pertl	83,144	11,856	$450	$0
Joan M. Miller	57,436	13,064	$225	$0
Tina E. Freedman	57,040	12,460	$225	$0

[1]	None of the persons named in the Summary Compensation Table exercised options during fiscal 2003.

[2]	Based on the 2003 year-end market price per share of $1.67 on December 26, 2003, the last trading date of the Company’s fiscal year.

[3]	Company stock option grants made prior to December 2, 1999 generally vest over five years and stock option grants made after December 1, 1999 generally vest over four years. All option grants are exercisable only to the extent vested. See “Option Grants in Last Fiscal Year.”

Employment Agreements, Change in Control and Severance Arrangements

On October 9, 2001 the Company provided Everett F. Jefferson with an employment agreement that superceded all previous employment agreements. The agreement provides for Mr. Jefferson’s employment as President and Chief Executive Officer for a period of five years commencing August 14, 2001 and ending on August 11, 2006. Upon termination of employment at the completion of the five-year employment period Mr. Jefferson will be entitled to be paid a total of one year’s salary at the then current base salary rate, payable in one lump sum. Mr. Jefferson’s current compensation, including base salary, car allowance, and incentive pay, remains as currently structured during the employment period, subject to periodic review by the Company’s Board of Directors and/or Compensation Committee. As part of the agreement the Board of Directors approved stock option grants of 100,000 shares to Mr. Jefferson. In the event Mr. Jefferson terminates his employment prior to August 11, 2006 he agreed to provide Fresh Choice six months advance notice. In return for the six months advance notice of termination and provided he is continuously employed by Fresh Choice for a period of one year from August 14, 2001, Fresh Choice will pay a $75,000 gross sum to assist with his relocation expenses. The only other compensation due Mr. Jefferson upon his voluntary resignation will be payment of his base salary and accrued vacation up through his termination date. The employment agreement provides that if the Company terminates Mr. Jefferson’s employment without cause prior to August 11, 2006, Mr. Jefferson would be entitled to severance pay equal to one year’s salary at the then-current rate. In addition should Mr. Jefferson choose to elect COBRA continuation during the one year severance period pursuant to federal law, Fresh Choice would continue to a pay a portion of the COBRA premiums equal to the dollar amount the Company paid towards health care at the time of termination. Employment terminated by the Company without cause is defined as a layoff approved by the Chairman of the Board; or his voluntary or involuntary termination in the event of a Transfer of Control. Severance is not applicable for all other separations of employment, including but not necessarily limited to voluntary resignations, mutually agreeable separations, or separations for performance issues or any other separation for cause. In the event of a transfer of control of the Company, as defined in his employment agreement, Mr. Jefferson’s options to purchase the Company’s Common Stock would become immediately vested and exercisable. Under the terms of the agreement, “transfer of control” means an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company.

On or about January 24, 1997, the Company provided David Pertl with an employment offer letter appointing him Vice President and Chief Financial Officer. The offer letter provided that if the Company terminates Mr. Pertl’s employment without cause, Mr. Pertl would receive severance pay equal to one year’s salary at the then-current rate. Under the terms of the offer letter, “without cause” is defined as a layoff that is approved by the President and/or Chairman of the Company, or a separation, voluntary or involuntary, as a result of a transfer of control. As defined in his employment agreement, “transfer of control” is defined as an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company. In the event of a transfer of control of the Company, Mr. Pertl’s options to purchase the Company’s Common Stock would become immediately vested and exercisable, and if he were terminated by the acquiring company, he would also be entitled to the above-described severance payments. On or about August 23, 2001, Mr. Pertl’s employment offer letter was amended to provide that during the period for which severance payments are paid, if Mr. Pertl should choose to elect COBRA continuation coverage pursuant to federal law, Fresh Choice will pay a portion of the COBRA premiums during the applicable period of severance, equal to the dollar amount the Company paid towards the health care at the time of termination. The applicable period of severance is the earlier of (1) the end of the one-year severance period; or (2) when Mr. Pertl is covered under another employer’s group health plan.

On August 14, 2001, the Company entered into amended severance agreements with each of its senior vice presidents (other than such officers who have other severance arrangements). These severance agreements provide that in the event of a layoff, a “transfer of control,” as defined above, or a termination without cause the executive would be entitled to receive severance pay of 12 months’ continued salary. In addition, should the executive be eligible for and properly and timely elect COBRA coverage for medical and/or dental benefits, the Company will pay a portion of the COBRA premiums equal to the dollar amount the Company paid toward the executive’s medical and/or dental benefits as of the separation date. The executive shall pay the remaining COBRA premium (i.e., the total COBRA premium less the Company contribution), including any subsequent COBRA premium increases. The Company’s obligation to contribute towards the COBRA premiums shall cease upon the earlier of (i) the applicable severance period; (ii) the actual COBRA continuation period; or (iii) the executive’s failure to timely remit any COBRA premium or contributions toward such premiums.

The Option Plan provides that, with respect to options other than options issued to non-employee directors, in the event of a “hostile takeover” or a termination after “transfer of control” of the Company, the stock options outstanding under the Option Plan (the “Options”), to purchase the Company’s Common Stock would become immediately vested and exercisable. Under the terms of the Option Plan, “transfer of control,” means an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company; and “hostile takeover” means the occurrence of the following:

1)  during any period of two consecutive years beginning on or after the date hereof, the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or

2)  any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of any such plan acting in his capacity as trustee), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% of the total combined voting power of the Company’s then outstanding securities other than pursuant to a transaction approved by at least two-thirds of the directors who then qualify as Incumbent Directors.

All shares subject to Director Options will become 100% vested and exercisable in the event of a Transfer of Control. Any Director Option not exercised as of the date of a Transfer of Control or assumed or substituted for by the Acquiring Corporation will terminate as of such date.

Compensation of Directors

Each non-employee director of the Company, except for the Chairman of the Board, receives $10,000 cash compensation per year, $2,500 of which is payable at the end of each full quarter of services. Beginning in April 2003 the non-employee directors voluntarily reduced this annual cash compensation by ten percent in conjunction with the voluntary reduction in pay by the Company’s executive management. The fee will be reinstated when executive management’s pay is reinstated. Each non-employee director of the Company also receives $750 cash compensation for each meeting and $250 cash compensation for each telephonic meeting of the Board of Directors that he attends. Each non-employee director who is a member of a committee of the Board of Directors receives $500 cash compensation for attendance at each committee meeting. Each non-employee director serving as a chairperson of a committee of the Board of Directors receives $1,000 cash compensation for such service during a fiscal year. The directors of the Company are reimbursed for expenses incurred in connection with attendance at Board of Directors or committee meetings. Charles A. Lynch, the Chairman of the Board, is entitled to receive $70,000 cash compensation for services provided as Chairman of the Board. During fiscal 2003, Charles A. Lynch received $66,500, which reflects the 10% voluntary reduction taken in April 2003.

During fiscal 1993, the Company adopted, and the stockholders approved, an amendment to the Company’s 1988 Stock Option Plan (the “Option Plan”) to permit initial and annual automatic stock option grants (“Director Options”) to certain non-employee directors. Under the Option Plan, a director receives an initial automatic grant of 10,000 shares (an amount equal to $100,000 divided by the fair market value of a share of the Company’s common stock on the date of the option grant, rounded to the nearest whole share, up to a maximum of 10,000 shares) upon joining the Board of Directors. In December 2003, each of the six eligible non-employee directors received an annual option grant. Messrs. Boppell, Curtis, Hays, Krantz and Lynch each received an option to purchase 3,000 shares of the Company’s common stock (an amount equal to $50,000 divided by the fair market value of a share of the Company’s common stock on the date of the option grant, rounded to the nearest whole share, up to a maximum of 3,000 shares). Mr Duan received a pro-rated option to purchase 740 shares of the Company’s common stock based his service from October 1, 2003 to the end of fiscal 2003. In October 2003, Mr. Duan, a newly elected non-employee director, received an initial automatic grant of 10,000 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of Mr. Krantz, Mr. Curtis and Mr. Hays. No interlocking relationships exist between any member of the Company’s Compensation Committee and any member of any other Company’s compensation committee. The Compensation Committee makes recommendations regarding the Company’s employee stock plans and makes decisions concerning salaries and bonus compensation for executive officers of the Company.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans that provide for the issuance of the Company’s Common Stock to officers and other employees, directors and consultants. These consist of the 1998 Stock Option Plan (the “Option Plan”) and the 2001 Employee Stock Purchase Plan (the “Purchase Plan”), both of which have been approved by stockholders.

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans, as well as non-qualified options issued outside of the Option Plan, as of December 28, 2003:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,051,269	(1)	$3.055	424,799	(1)(2)
Equity compensation plans not approved by security holders	120,000	(3)	$4.375	0
Total	1,171,269		$3.190	424,799

[1]	Reflects options issued or outstanding under the Company’s Option Plan.

[2]	Includes 206,557 shares that are reserved for issuance under the Purchase Plan.

[3]	Reflects non-qualified options issued to an executive officer, by the Board of Directors, in 1997 outside of the option Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is comprised of independent directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the current listing standards for the Nasdaq Stock Market. Each member of the Compensation Committee is also a “non-employee director” as defined by Rule 16b-3(b)(3) promulgated under the Securities and Exchange Act of 1934. The Compensation Committee of the Board of Directors consists of three directors of the Company, Messrs. Hays, Curtis and Krantz.

The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company, including cash compensation and stock ownership programs. The goals of the Company’s compensation policy are to attract and retain executive officers that contribute to the overall success of the Company by offering compensation that is competitive in the restaurant industry for companies of the Company’s size, to motivate executives to achieve the Company’s business objectives, and to reward them for their achievements. The Company generally uses salary, incentive compensation, and stock options to meet these goals.

For fiscal 2003, salaries were set by the Compensation Committee for each executive officer, including the Chief Executive Officer, within the range of salary for similar positions in other companies of similar size in the Company’s industry, based on available published surveys, which do not specifically identify companies, obtained by the Company’s Human Resources Department, as adjusted for the Company’s projected revenue levels and regional salary differences. Salaries were generally targeted at the median of salaries among comparable companies, although the salaries are also adjusted based on each officer’s experience, tenure, and prior performance. The Chief Executive Officer’s base salary for fiscal 2003 was within the second quartile (26% to 50%) of the applicable range of salaries for chief executive officers in similar-sized companies in the restaurant industry and within the first quartile of the applicable range of salaries for chief executive officers in all surveyed companies in the restaurant industry. In April 2003, in response to the weak financial performance of the Company, each of the executive officers voluntarily reduced his or her annual salary by ten percent. This voluntary salary reduction is to remain in place for an indefinite period.

In preparing the performance graph for this Proxy Statement, the Company has selected the University of Chicago Graduate School of Business Center for Research in Security Prices Index for Nasdaq Retail Eating and Drinking Places Stocks (“Nasdaq RE&D”) as its peer group. The companies that the Company included in its stratified salary surveys are not necessarily those included in the indices, as such companies may not be competitive with the Company for executive talent or may not be publicly traded on the Nasdaq National Market.

The Company adopted a separate Home Office Incentive Plan for fiscal 2003. The purpose of the plan was to reward officers and certain other Home Office Employees of the Company for accomplishments in excess of the established plan. Officers of the Company at or above vice-president level and certain other employees were eligible to participate. No payments were made under this Plan in 2003.

The Company has adopted a separate Home Office Incentive Plan for fiscal 2004. The purpose of the plan is to reward officers and certain other Home Office Employees of the Company for accomplishments in excess of minimum before tax earnings targets. Officers of the Company at or above vice-president level and certain other employees are eligible to participate. The participants are eligible to receive a percentage of their targeted share in a pool based upon Company performance using a varying percent of the total participants’ salaries as of December 29, 2003.

The Company believes that employee equity ownership provides executive officers with significant additional motivation to maximize value for the Company’s stockholders. Because the stock options are granted at the prevailing market price, the stock options will only have value if the Company’s stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance. No stock options were issued to executive officers in 2003.

Deductibility of Executive Compensation

Effective January 1, 1994, the Internal Revenue Code (the “Code”) was amended to impose a limit under section 162(m) on the amount of compensation which may be deducted by a publicly-held corporation with respect to the corporation’s chief executive officer and its four other most highly-compensated officers, set at $1,000,000 per executive per year. Exemptions from this deductibility limit are provided for certain types of “performance-based compensation,” including compensation related to stock option plans meeting certain criteria. In order to permit compensation under the Company’s 1988 Stock Option Plan (the “Option Plan”) to qualify for this exemption, the Board of Directors concluded that it would be advisable to establish certain restrictions on the granting of options under the Option Plan. These restrictions were approved at the 1994 Annual Meeting of Stockholders. The Compensation Committee does not believe that other components of the Company’s compensation will be likely in the aggregate to exceed $1,000,000 for any executive officer in any year in the foreseeable future, and therefore concluded that no further action with respect to qualifying its executive compensation for deductibility of such compensation was necessary at this time. The policy of the Committee is to qualify executive compensation for deductibility under the applicable tax laws as practicable. In the future, the Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation.

COMPENSATION COMMITTEE

Barry E. Krantz, Chairman
Vern O. Curtis
Carl R. Hays

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 28, 2003. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the company specifically incorporates it by reference in such filing.

The Audit Committee acts pursuant to the Charter of Audit Committee of the Board of Directors, which was revised and adopted by the Board of Directors on February 18, 2004, a copy of which is attached as Appendix A to this Proxy Statement. Each of the members of the Audit Committee, in the judgment of the Board of Directors, is an “independent director” as defined in Rules 4200(a)(15) and 4350(d)(2)(A) of the Nasdaq Stock Market. In addition, in the opinion of our Board of Directors, Mr.Curtis is qualified as an “Audit Committee Financial Expert” as defined in the rules of the Securities and Exchange Commission.

The Audit Committee oversees the financial management, independent auditors and financial reporting procedures of the Company. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the Audit Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed the Company’s audited financial statements with Grant Thornton LLP, the Company’s independent auditors for fiscal 2003, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) which include, among other items, matters and findings related to the conduct of the audit of the Company’s financial statements. The committee has also received written disclosures and the letter from Grant Thornton LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP their independence from the Company. The Audit Committee has discussed with the Company’s independent auditors, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, the committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003.

AUDIT COMMITTEE

Vern O. Curtis, Chairman
Charles L. Boppell
Barry E. Krantz

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file reports of ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on our review of the forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock were complied with in fiscal 2003; provided, however, that each of Charles A. Lynch, Charles L. Boppell, Vern O. Curtis, Carl R. Hays, Barry E. Krantz and Yong Ping Duan, all directors of the Company, did not timely report the receipt of option grants on December 3, 2003. Each of the directors received options to purchase 3000 shares except Mr. Duan who received options to purchase 740 shares. Each of the directors subsequently disclosed the receipt of these options in Form 4’s filed on December 10, 2003.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all members of Board of Directors and employees of the Company, including, the principal executive officer, principal financial officer, principal accounting officer and controller. The Company has posted a copy of the code on the Company’s internet website at the internet address: http://www.freshchoice.com. Copies of the code may be obtained free of charge from the Company’s website at the above internet address.

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s Common Stock with the cumulative total return of The University of Chicago Graduate School of Business Center for Research in Security Prices (“CRSP”) Index for the Nasdaq Stock Market (U.S. Companies) (“Nasdaq US”) and the CRSP Index for Nasdaq Retail Eating and Drinking Places Stocks (“Nasdaq RE&D”) for the period commencing on December 28, 19981 and ending on December 28, 20032.

Comparison of Cumulative Total Return From December 24, 1998 through December 26, 20031

Fresh Choice, Inc., CRSP Index for Nasdaq Stock Market (U.S. Companies) and CRSP Index for
Nasdaq Retail Eating and Drinking Places Stocks

	12/24/98	12/23/99	12/29/00	12/28/01	12/27/02	12/26/03
Fresh Choice	$100.0	$134.7	$110.2	$179.6	$121.5	$109.1
Nasdaq US	$100.0	$183.3	$113.4	$91.7	$62.8	$91.7
Nasdaq RE&D	$100.0	$79.9	$117.4	$138.8	$142.4	$196.1

[1]	Assumes that $100.00 was invested on December 24, 1998 in the Company’s Common Stock at the closing sales price of $1.53 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

[2]	The last trading days in each of the fiscal years ended December 27, 1998, December 26, 1999, December 31, 2000, December 30, 2001, December 29, 2002 and December 28, 2003 were December 24, 1998, December 23, 1999, December 29, 2000, December 28, 2001, December 27, 2002 and December 26, 2003, respectively.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company selected Grant Thornton LLP (“Grant Thornton”) as independent accountants to audit the financial statements of the Company for fiscal 2004. Grant Thornton has acted in this capacity since its appointment in fiscal year 2003. No event described in paragraph (a)(1)(v) of Item 304 of Regulations S-K has occurred within the Company’s fiscal year ended December 28, 2003.

The Company’s fiscal 2002 financial statements were audited by Deloitte & Touche LLP (“Deloitte”). On February 27, 2003 we notified Deloitte that, upon completion of its audit of the Company’s consolidated financial statements for the fiscal year ended December 29, 2002, the Company would dismiss Deloitte and change auditors. The audit reports of Deloitte on the consolidated financial statements of the Company for the fiscal years ended December 29, 2002 and December 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles. The audit report of Deloitte on the consolidated financial statements of the Company at December 29, 2002 and for each of the two fiscal years in the period ended December 29, 2002 included an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” and No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

During each of the two fiscal years in the period ended December 29, 2002 and the subsequent interim period preceding completion of Deloitte’s audit on March 21, 2003, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events described under the rules of the Securities and Exchange Commission.

The dismissal of Deloitte as the Company’s independent auditors was approved by the Audit Committee.

The following table sets forth the aggregate fees billed to Fresh Choice for the fiscal year ended December 28, 2003 by Grant Thornton:

Audit Fees	$92,000
Audit Related Fees	7,362	*
Tax Fees	0
All Other Fees	0
	$99,362

*	Represents the aggregate fees billed by Grant Thornton for 401-k audit services.

The Audit Committee has determined the rendering of all non-audit services by Grant Thornton is compatible with maintaining Grant Thornton’s independence from the Company. The Audit Committee pre-approves all audit services and non-audit services by the independent auditor. The Audit Committee has not adopted pre-approval policies and procedures for the approval of audit and permitted non-audit services by the independent auditor.

A representative of Grant Thornton is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required: The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT
ACCOUNTANT’S FOR THE FISCAL YEAR ENDING DECEMBER 26, 2004.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules and our Bylaws. For a stockholder proposal to be included in our proxy materials for the 2005 annual meeting, the proposal must be received at our principal executive offices located at 485 Cochrane Circle, Morgan Hill, California 95037, addressed to the Secretary, no later than November 25, 2004. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified in our Bylaws, addressed to the Secretary at our principal executive offices, not later than November 25, 2004.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

JOAN M. MILLER
Secretary

March 25, 2004

APPENDIX A

CHARTER OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Adopted by the Board of Directors on February 18, 2004

1.    The Audit Committee of the Board of Directors (the “Board”) shall have at least three members, each of whom shall satisfy the independence and experience requirements of Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nasdaq National Market (“Nasdaq”). Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, and the chair shall be a “financial expert” as determined by the Board in accordance with item 309 of Regulation S-K promulgated under the Securities Act of 1933 and any similar requirements of Nasdaq. In addition, the Committee shall not include any member who:

•	has participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the previous three (3) years; or

•	has accepted during the current fiscal year or any of the previous three (3) fiscal years consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

•	is an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of Nasdaq.

2.    The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The Audit Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor, and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (the “Commission”).

3.    To carry out its purpose, the Audit Committee shall have the following duties and powers:

•	to appoint, retain and determine the compensation of the independent auditor, oversee the work of any accounting firm employed by the Company (including resolution of any disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

•	to approve as necessary the termination of the engagement of the independent auditor;

•	to ensure that, as soon as practicable after the adoption of registration guidelines or rules by the Public Company Accounting Public Oversight Board and at all times thereafter, the Company’s independent auditor is a “registered public accounting firm” as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002;

•	to consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years, to consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and to consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm, and to report to the Board on its conclusions;

•	to receive and evaluate the written disclosures and the letters that the independent auditor is required to deliver to the Audit Committee regarding its independence, discuss with the independent auditor its independence and, if so determined by the Audit Committee as part of its evaluation, discuss with the Board and take appropriate action concerning independence of the independent auditor;

•	to meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and any certification, report, opinion or review rendered by the independent auditor, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; any accounting adjustments that were noted or proposed by the independent auditor but that were “passed” (as immaterial or otherwise); and the appropriateness of the presentation of any pro forma financial information included in any report filed with the Commission or in any public disclosure or release;

•	to periodically meet and discuss with management and the independent auditor the Company’s Form 10-Q (including discussing with the independent auditor (i) the matters required to be discussed by any Statement on Auditing Standards or similar pronouncement, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standards No. 1, as amended, including without limitation, descriptions of (x) all relationships between the independent auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor) prior to filing and preferably prior to the public announcement of quarterly financial results;

•	to instruct the independent auditor to report to the Audit Committee on, and to review with the independent auditor, all critical accounting policies and practices of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management, such as any letters to management commenting on internal controls, systems, procedures or related matters, schedule of unadjusted differences, or proposed adjustments not recorded for any reason whatsoever;

•	following such review and discussions, to recommend to the Board whether the annual financial statements should be included in the Company’s annual report;

•	to review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the independent auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls;

•	to review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time period specified by the Commission for the filing of such reports (“Disclosure Controls”), and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls;

•	to meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that any of them or the Audit Committee believes could significantly affect the financial statements and should be discussed privately;

•	to conduct or authorize such inquiries into matters within the Audit Committee’s scope of its duties as the Audit Committee deems appropriate;

•	to establish a procedure for receipt, retention and treatment of any complaints received by the Company regarding its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	to adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns;

•	to approve, in advance of their performance, all audit and non-audit services to be provided to the Company by its independent auditor, based on independence, qualification and, if applicable, performance, and approve the fees and other terms of any such engagement, provided that the Audit Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption including: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Board determines, by regulations, is impermissible; and provided further that (i) the Audit Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Audit Committee’s responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Audit Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Audit Committee may delegate to a designated member or members the authority to approve such services so long as (a) any such approvals are disclosed to the Audit Committee at its next scheduled meeting and (b) the Audit Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (i)(x) and (y) above;

•	to review and approve all related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties;

•	as requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company’s Code of Business Conduct and Ethics, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct;

•	to perform such other functions as assigned by law, the Company’s bylaws or the Board; and

•	to provide minutes of its meetings and reports of its activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

4.    The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Audit Committee may be replaced by the Board. The Audit Committee shall have a chair, who shall be elected by the Board on the recommendation of the Nominating and Governance Committee, shall meet on a regular basis at least quarterly, and shall hold special meetings as circumstances require. A majority of the members shall represent a quorum of the Audit Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Audit Committee. The Audit Committee may form and delegate authority to subcommittees, or to one or more members of the Audit Committee, when appropriate.

5.    The Audit Committee shall meet regularly with the financial officers of the Company, with the independent auditors, with the internal auditors, if any, and with such other officers as it deems appropriate.

6.    The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate investigations, and hire legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

7.    The Audit Committee shall prepare a report for inclusion in the Company’s annual proxy statement in accordance with applicable requirements of the Commission.

8.    The Audit Committee shall, at least annually review and reassess this Charter, and recommend any changes to the Board.

APPENDIX B

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
Adopted by the Board of Directors on February 18, 2004

1.	STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Fresh Choice, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary responsibilities of the Committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and (vi) provide oversight in the evaluation of the Board and each committee.

2.	ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors, each of whom shall satisfy the independence requirements established by the rules of Nasdaq; provided that one director who does not meet the independence criteria of Nasdaq may, subject to the approval of the Board, serve on the Committee pursuant to, and subject to the limitation under, the “exceptional and limited circumstances” exception as provided under the rules of Nasdaq.

The members of the Committee shall be appointed annually by the Board or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership. The Committee may, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Committee.

A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder, and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates and to determine and approve the terms, costs and fees for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist the Committee in performing its duties hereunder shall be borne by the Company.

3.	MEETINGS

The Committee shall meet as often as it deems necessary to fulfill its responsibilities hereunder, and may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

4.	COMMITTEE AUTHORITY AND RESPONSIBILITY

To fulfill its responsibilities and duties hereunder, the Committee shall:

a.	Nominating Functions

i. Evaluate and select, or recommend to the Board, director nominees for each election of directors, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board.

ii. Determine criteria for selecting new directors, including desired board skills and attributes, and identify and actively seek individuals qualified to become directors.

iii. Consider any nominations of director candidates validly made by stockholders.

iv. Review and make recommendations to the Board concerning qualifications, appointment and removal of committee members.

b.	Corporate Governance Functions

i. Develop, recommend for Board approval, and review on an ongoing basis the adequacy of, the corporate governance principles applicable to the Company. Such principles shall include director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation of the Board and committees.

ii. Consider and present to the Board for adoption a Code of Business Conduct and Ethics applicable to all employees and directors, which meets the requirements of Item 406 of the SEC’s Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Business Conduct and Ethics. Review such Code of Business Conduct and Ethics periodically and recommend such changes to such Code of Business Conduct and Ethics as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Business Conduct and Ethics.

iii. Review reports of violations of the Company’s Code of Business Conduct and Ethics prepared by the Senior Vice President of Human Resources or other appropriate officer and refer any complaints regarding the Company’s accounting practices, internal accounting controls or auditing matters to the Company’s Audit Committee.

iv. Review, at least annually, the Company’s compliance with the Nasdaq corporate governance listing requirements, and report to the Board regarding the same.

v. Assist the Board in developing criteria for the evaluation of Board and committee performance.

vi. Evaluate the Committee’s own performance on an annual basis.

vii. If requested by the Board, assist the Board in its evaluation of the performance of the Board and each committee of the Board.

viii. Make regular reports to the Board regarding the foregoing.

ix.Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

x. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH	Please
SHARES SHALL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.	Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

		FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed			FOR	AGAINST	ABSTAIN
				2.	To ratify the appointment of Grant Thornton LLP as the Company’s Independent accountants for the fiscal year
Proposal 1.	Election of Class III				ending December 26, 2004
Directors listed below:

01 Barry E. Krantz 02 Everett F. Jefferson

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

Signature	Signature	Date

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries that execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

▲ FOLD AND DETACH HERE ▲

FRESH CHOICE, INC.

PROXY FOR ANNUAL MEETING OF STOCKHODERS
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Everett F. Jefferson or Joan M. Miller with full power of substitution to represent the undersigned and to vote all the shares of the stock of Fresh Choice, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California, on Wednesday, May 5, 2004 at 2:00 p.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2003 Annual Report to Stockholders.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲